Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:
MDC GROUP
Investor Relations:                                          Media Relations:
David Castaneda                                             Susan Roush
262-377-2445                                                      818-222-8330

RECOVERY ENERGY ANNOUNCES MANAGEMENT CHANGES

APRIL 12, 2011 – Denver, CO – Recovery Energy, Inc. (OTCBB: RECV), an independent oil and gas exploration and production company, today announces that Jeffrey A. Beunier, President, CFO and Director, has resigned to pursue personal business interests.

“We thank Jeff for his service and wish him well in his future endeavors,” said Roger A. Parker, Chairman and CEO of Recovery Energy.

Effective with Mr. Beunier’s resignation, Mr. Parker will assume the presidency of Recovery Energy and Chris Barber, the company’s Controller, will serve as interim principal financial and accounting officer.

This press release may include “forward-looking statements” as defined by the Securities and Exchange Commission (the "SEC"), including statements, without limitation, regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. Such forward-looking statements relate to, among other things the Company's: (1) proposed exploration and drilling operations, (2) expected production and revenue, and (3) estimates regarding the reserve potential of its properties. These statements are qualified by important factors that could cause the Company’s actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) the Company’s ability to finance its the continued exploration and drilling operations, (2) positive confirmation of the reserves, production and operating expenses associated with the Company's properties; and (3) the general risks associated with oil and gas exploration and development, including those risks and factors described from time to time in the Company’s reports and registration statements filed with the SEC.